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                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              CLEVELAND-CLIFFS INC
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):
/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:______
     (2) Aggregate number of securities to which transaction applies:________
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):__________
     (4) Proposed maximum aggregate value of transaction:____________________
     (5) Total fee paid:_______________________________________________

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
  (1) Amount Previously Paid:____________________
  (2) Form, Schedule or Registration Statement No.:____________________
  (3) Filing Party:____________________________________________________
  (4) Date Filed: _____________________________________________________

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
                      [Cleveland-Cliffs Inc Letterhead]

                                                                  March 25, 1996

To the Shareholders of
  CLEVELAND-CLIFFS INC

     The Annual Meeting of Shareholders of Cleveland-Cliffs Inc will be held at The Forum Conference Center, located in One Cleveland Center, 1375 East Ninth Street, Cleveland, Ohio 44114 on Tuesday, May 14, 1996 at 8:00 A.M. (Cleveland time).

     At the meeting, shareholders will act upon the election of Directors, a proposal to approve a new Nonemployee Directors' Compensation Plan and a proposal to ratify the appointment of Ernst & Young LLP as independent public accountants. An explanation of each of these matters is contained in the attached Proxy Statement.

     The Board of Directors and management believe that the proposed actions are in the best interests of your Company. Whether or not you expect to be present at the Annual Meeting, we urge you to exercise your voting right by signing and dating the enclosed proxy card and returning it in the accompanying envelope to ensure that your shares will be represented. Please note that failure to vote surrenders voting power to those who exercise their voting right. If you attend, you will be entitled to vote in person.

     We look forward to meeting with you at the Annual Meeting.

                                        Sincerely,
                                        /s/ M. Thomas Moore
                                        M. THOMAS MOORE
                                        Chairman and Chief Executive Officer

      IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU INTEND TO BE PRESENT, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                      [Cleveland-Cliffs Inc Letterhead]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                                                  March 25, 1996

Dear Shareholder:

     The Annual Meeting of Shareholders of Cleveland-Cliffs Inc, an Ohio corporation ("Company"), will be held at The Forum Conference Center, located in One Cleveland Center, 1375 East Ninth Street, Cleveland, Ohio 44114 on Tuesday, May 14, 1996 at 8:00 A.M. (Cleveland time) for the purpose of considering and acting upon:

          1. A proposal to elect 13 Directors to hold office until the next Annual Meeting of Shareholders and until their successors are elected;

          2. A proposal to approve the Cleveland-Cliffs Inc Nonemployee Directors' Compensation Plan;

          3. A proposal to ratify the appointment of Ernst & Young LLP as the firm of independent public accountants to examine the financial statements of the Company and its consolidated affiliates for the year 1996; and

          4. Such other matters as may properly come before the Annual Meeting and any adjournment or adjournments thereof.

     Shareholders of record at the close of business on March 18, 1996, are entitled to notice of and to vote at such meeting and any adjournment or adjournments thereof.

                                            Very truly yours,
                                            /s/ John E. Lenhard
                                            John E. Lenhard
                                            Secretary and Assistant General
                                            Counsel

      IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU INTEND TO BE PRESENT, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                      [Cleveland-Cliffs Inc Letterhead]

                         ------------------------------

                                PROXY STATEMENT
                         ------------------------------

                                 MARCH 25, 1996

                  SOLICITATION, USE AND REVOCATION OF PROXIES

     The accompanying proxy is solicited by the Board of Directors of Cleveland-Cliffs Inc, an Ohio corporation ("Company"), for use at the Annual Meeting of Shareholders to be held on May 14, 1996, and any adjournment or adjournments thereof ("Meeting"). Any proxy may be revoked by a later proxy, by notice to the Company in writing or in open meeting, without affecting any vote previously taken.

                      OUTSTANDING SHARES AND VOTING RIGHTS

     As of March 18, 1996, the record date for the determination of persons entitled to vote at the Meeting, there were 11,832,767 of the Company's Common Shares, par value $1.00 per share ("Common Shares"), outstanding. Each Common Share is entitled to one vote. This Proxy Statement and accompanying proxy card are being first mailed or otherwise distributed to shareholders on or about March 25, 1996.

                             ELECTION OF DIRECTORS

                                (PROPOSAL NO. 1)

     It is intended that proxies received will be voted, unless contrary instructions are given, to elect the 13 nominees named in the following table to serve until the next Annual Meeting of Shareholders and until their successors shall be elected.

     Should any nominee decline or be unable to accept such nomination to serve as Director, an event which the Company does not currently anticipate, the persons named as proxies reserve the right, in their discretion, to vote for a lesser number or for substitute nominees designated by the Directors, to the extent consistent with the Company's Regulations.

                 INFORMATION CONCERNING DIRECTORS AND NOMINEES

     Based upon information received from the respective Directors and nominees as of February 29, 1996 (except as otherwise indicated), the following information is furnished with respect to each person nominated for election as a Director.

                     NAME, AGE AND PRINCIPAL OCCUPATION AND                      FIRST BECAME
                        EMPLOYMENT DURING PAST FIVE YEARS                          DIRECTOR
---------------------------------------------------------------------------------------------
RONALD C. CAMBRE, 57, Chairman of the Board of Newmont Mining Corporation and      Nominee
     Newmont Gold Company (international gold mining companies) since January,
     1995, President since June, 1994 and Chief Executive Officer since November,
     1993 of both companies; Mr. Cambre served as Vice Chairman of both companies from November, 1993 to December, 1994; from June, 1988 through September,
     1993 Mr. Cambre served as Vice President and Senior Technical Advisor to the
     Office of the Chairman of Freeport-McMoRan Inc., a natural resources company. Mr. Cambre is a Director of Newmont Mining Corporation and Newmont
     Gold Company.
ROBERT S. COLMAN, 54, Founder and Partner since February, 1991 of Colman, Furlong     1991
     & Co., a private merchant banking firm; previously Mr. Colman formed R. S.
     Colman Company, also a merchant banking firm; from September, 1978 through
     December, 1988 Mr. Colman was founding partner of Robertson, Colman &
     Stephens, an investment banking firm. Mr. Colman is a Director of HealthCare
     COMPARE Corp., New Image Industries, Inc. and Van Wagoner Funds, Inc.
JAMES D. IRELAND III, 46, Managing Director since January 1, 1993 of Capital One      1986
     Partners, Inc., a private merchant banking firm; Mr. Ireland is also
     President since before 1991 of Briseis Capital Corporation, a private merchant banking firm. Mr. Ireland is a Director of Sun Coast Industries,
     Inc.
G. FRANK JOKLIK, 67, President and Chief Executive Officer since November, 1995       1994
     of MK Gold Company, an international mining company; from March, 1980 through June, 1993 Mr. Joklik served as President and Chief Executive
     Officer of Kennecott Corporation, an international mining company. Mr.
     Joklik is a Director of First Security Corporation and MK Gold Company. Mr.
     Joklik is also Chairman of the Salt Lake City Organization Committee for the
     2002 Olympic Winter Games.
E. BRADLEY JONES, 68, Retired. Former Chairman and Chief Executive Officer from       1985
     July 1, 1982 through December 31, 1984 of LTV Steel Company, a major steel manufacturer. During the same period, Mr. Jones was a Group Vice President and Director of The LTV Corporation, a diversified manufacturer of steel, aerospace and defense products. Mr. Jones is a Director of Birmingham Steel
     Corporation, Consolidated Rail Corporation, RPM, Inc. and TRW Inc. Mr. Jones
     is also a trustee of Fidelity Funds and First Union Real Estate Equity and
     Mortgage Investments.
LESLIE L. KANUK, 66, Professor of Marketing since before 1991 at Baruch College,      1991
     City University of New York. Dr. Kanuk is a former Chairman of the Federal
     Maritime Commission and, since before 1991, a Director of the
     Containerization and Intermodal Institute; member of the Board of Visitors,
     Maine Maritime Academy; Board of Trustees, United Seamen's Service; and
     since 1994, Board of Advisors, Weissman Center for International Business.

                     NAME, AGE AND PRINCIPAL OCCUPATION AND                      FIRST BECAME
                        EMPLOYMENT DURING PAST FIVE YEARS                          DIRECTOR
---------------------------------------------------------------------------------------------
FRANCIS R. MCALLISTER, 53, Executive Vice President-Copper Operations since May,   Nominee
     1993 of ASARCO Incorporated, an international nonferrous metals mining company; Mr. McAllister served as Executive Vice President and Chief
     Financial Officer from April, 1992 through April, 1993 and as Vice
     President-Finance & Administration and Chief Financial Officer from April,
     1986 through March, 1992 of ASARCO Incorporated. Mr. McAllister is a
     Director of ASARCO Incorporated, Grupo Mexico, S.A. de C.V. and Southern
     Peru Copper Corporation.
M. THOMAS MOORE, 61, Chairman and Chief Executive Officer of the Company since       1986
     May 10, 1988 and President and Chief Executive Officer since January 1,
     1987. Mr. Moore is a Director of Capitol American Financial Corporation,
     KeyCorp, and The LTV Corporation. Mr. Moore is also a Director of the
     American Iron and Steel Institute, American Iron Ore Association, and
     National Mining Association.
JOHN C. MORLEY, 64, President since July, 1995 of Evergreen Ventures, Ltd., a        1995
     private investment firm. Retired, President and Chief Executive Officer and
     Director since before 1991 of Reliance Electric Company, a manufacturer of electrical, mechanical power transmission and telecommunications products and systems. Mr. Morley is a Director of AMP Incorporated, Ferro Corporation
     and KeyCorp.
STEPHEN B. ORESMAN, 63, President since January, 1991 of Saltash, Ltd.,              1991
     management consultants; from September, 1988 through December, 1990 Mr.
     Oresman served as Vice President of The Canaan Group, Ltd., management consultants. Mr. Oresman was with Booz-Allen & Hamilton, Inc., management consultants, for 19 years where he was Senior Vice President and Chairman of
     Booz-Allen & Hamilton International. Mr. Oresman is a Director of
     Grossman's, Inc., Gryphon Pharmaceuticals Inc., Technology Solutions Company
     and TriNet Corporate Realty Trust Inc.
ALAN SCHWARTZ, 55, Professor of Law at the Yale Law School and Professor at the      1991
     Yale School of Management since before 1991. Mr. Schwartz was a Professor of
     Law and Social Science at the California Institute of Technology since before 1987 through July, 1987.
JEPTHA H. WADE, 71, Retired. Former partner in the law firm of Choate, Hall &        1957
     Stewart since before 1991; from January 1, 1988 through December 31, 1989
     Mr. Wade was of counsel to that law firm. Mr. Wade is a trustee of the State
     Street Research and Management Mutual Funds.
ALTON W. WHITEHOUSE, 68, Retired. Former Chairman and Chief Executive Officer        1972
     since before 1991 of The Standard Oil Company (Ohio), an integrated petroleum company. Mr. Whitehouse is a Director of The Timken Company.

     In accordance with the Company's retirement policy, Mr. Samuel K. Scovil, currently a Director of the Company, is not standing for re-election.

     THE DIRECTORS RECOMMEND A VOTE FOR EACH OF THE NOMINEES LISTED ABOVE.

                    BOARD OF DIRECTORS AND BOARD COMMITTEES

     The members of the Board of Directors have diversified professional experience in general management, mining, finance, law, education, and other fields. There is no family relationship among any of the nominees and executive officers of the Company. Twelve of the thirteen nominees have no present or former employment relationship with the Company. None of the nominees have any business relationship with the Company. All nominees are independent Directors except Mr. Moore. The average age of the nominees is 61, ranging from 46 to 71. The average service of the nominees is 9 years, ranging from no service to 38 years of service.

     The Company has maintained a progressive Board governance process for many years and has formal governance guidelines. During 1995, six regularly scheduled meetings of the Board of Directors were held and twenty-two meetings of all standing Board committees were held. Directors also discharge their responsibilities by review of Company reports to Directors, visits to Company facilities, correspondence with the Chairman, and telephone conferences with the Chairman, Directors, and others regarding matters of interest and concern to the Company. The members of the Board of Directors have Executive, Audit, Board Affairs, Compensation and Organization, Finance, Long Range Planning, and Public Affairs Committees. All committees regularly report their activities, actions, and recommendations to the Board. Eight Directors attended 100 percent of the meetings of the Board of Directors and Board Committees of which they were a member; three Directors attended at least 85 percent of such meetings; and Mr. Colman attended under 75 percent of such meetings due to temporary business requirements elsewhere.

     The Executive Committee consists of Messrs. Moore (chairman), Ireland, Jones, Oresman, Scovil and Wade. This Committee normally meets only when action is required before a regular Board meeting. It is empowered to act for the full Board of Directors on all matters, except it has no authority to fill vacancies among Directors or in any Committee of Directors, change officers of the Company, or declare dividends. Its members presently consist of the chairmen of the other standing committees. The Committee held no meetings during 1995.

     The Audit Committee, consisting of Mr. Oresman (chairman), Dr. Kanuk and Mr. Schwartz, reviews with the Company's management, the internal auditors and the independent public accountants, the Company's policies and procedures with respect to internal control; reviews significant accounting matters; approves the audited financial statements prior to public distribution; approves any significant changes in the Company's accounting principles or financial reporting practices; reviews independent public accounting services; and recommends to the Board of Directors the firm of independent public accountants to examine the Company's financial statements. The Committee held three meetings during 1995.

     The Board Affairs Committee, consisting of Messrs. Wade (chairman), Jones and Whitehouse, administers the Company's compensation and benefit plans for Directors; monitors the Board governance process and provides counsel to the Board Chairman and Chief Executive Officer on Board governance and other matters; recommends changes in membership and responsibility of Board committees; and acts as the Board's Nominating Committee and Proxy Committee in the election of Directors. Shareholders wishing to nominate director candidates for consideration by the Committee can do so by writing to the Secretary of the Company, giving the candidate's name, appropriate biographical data and qualifications. The Committee held five meetings during 1995.

     The Compensation and Organization Committee, consisting of Messrs. Jones (chairman), Ireland, Joklik and Morley, recommends to the Board of Directors the officers and compensation of officers; administers the Company's compensation plans for officers; reviews organization and management development; evaluates the performance of the Chief Executive Officer; and obtains the advice of outside experts with regard to compensation matters. The Committee held five meetings during 1995.

     The Finance Committee, consisting of Messrs. Ireland (chairman), Schwartz and Whitehouse, reviews the Company's financial condition, financial policies, investment plans and benefit funds management. The Committee recommends dividend and other actions to the Board of Directors. The Committee held four meetings during 1995.

     The Long Range Planning Committee, consisting of the full Board of Directors with Mr. Moore serving as chairman, facilitates informed decisions by the Board through comprehensive review of business strategy and other subjects. The Committee held four meetings during 1995.

     The Public Affairs Committee, consisting of Mr. Scovil (chairman), Dr. Kanuk, and Messrs. Colman and Joklik, reviews the Company's programs in regard to public policy matters. The Committee held one meeting during 1995.

                            DIRECTORS' COMPENSATION

     The Company has made the following changes in nonemployee Directors' compensation in order to further align the interests of Directors and shareholders. The Company believes that these changes provide a competitive and well-balanced compensation program to support the Board's focus on shareholder value and enable attraction and retention of a broad range of qualified Directors.

     Subject to Shareholder approval:

     - Pay 50% of the annual retainer fee in Common Shares

     - Allow Directors to receive up to 100% of their annual retainer fee in Common Shares

     - Award 1,000 Restricted Shares to Directors who are first elected to the Board after June 30, 1995

     - Discontinue stock options for Directors

     Other actions:

     - Increase annual retainer and meeting fees, which were last adjusted in 1990, by approximately 10%

     - Eliminate health insurance for Directors

     - Revise retirement plan to reduce payments to Directors who are first elected to the Board after June 30, 1995

                           *  *  *  *  *  *  *  *  *

     The Director compensation program is further described in the following paragraphs.

     Directors who are not employees of the Company receive an annual retainer of $20,000 and a fee of $1,000 for each Board of Directors meeting and a fee of $750 for each Board committee meeting attended. The committee chairmen, except Mr. Moore, each receive an annual retainer of $2,500.

     The Board of Directors of the Company has adopted, subject to shareholder approval at the 1996 Annual Meeting, the Nonemployee Directors' Compensation Plan. The Plan provides for the award of 1,000 Restricted Shares to nonemployee Directors first elected to the Board after June 30, 1995. It also provides that all Directors must take 50% of their retainer in Common Shares and may elect to take up to 100% of the retainer in Common Shares. In addition, the Plan gives nonemployee Directors the opportunity to defer all or a portion of their annual retainer, whether payable in cash or common shares. See Proposal No. 2, "Approval of Nonemployee Directors' Compensation Plan."

     Under the Company's 1992 Incentive Equity Plan, each nonemployee Director receives an option to purchase 500 Common Shares of the Company when such person first becomes a nonemployee Director, and receives an additional option to purchase 500 Common Shares immediately after each annual meeting thereafter for so long as such person continues to be a non-employee Director. No new options would be issued under this arrangement after July 1, 1996 if the proposed new Nonemployee Directors' Compensation Plan is approved by the Company's Shareholders.

     During 1981, the Company established a Plan for Deferred Payment of Directors' Fees pursuant to which any Director may elect to defer payment of all or a portion of compensation earned as a Director. At the election of the Director, compensation deferred is payable in a lump sum or installments over a period of not more than ten years, and the payment may commence in the calendar year following either the year in which the Director ceases to serve as a Director or the year in which the Director attains his or her sixty-fifth birthday. The Plan for Deferred Payment of Directors' Fees will be replaced by the new Nonemployee Directors' Compensation Plan if that Plan is approved by the Company's Shareholders.

     In order to attract and retain qualified Directors, the Company has had a Retirement Plan for Non-Employee Directors since 1984. Upon completing five years of service, a non-employee Director elected before July 1, 1995 receives during his or her lifetime after retirement an amount equal to the annual retainer then paid to non-employee Directors. In the event of a "change of control" causing the Director's retirement, he or she receives the retirement payment prorated for any service less than five years.

     In 1995, a new retirement plan was established for Directors first elected after June 30, 1995. Under such plan, a nonemployee Director with at least five years of service receives after retirement a quarterly amount equal to fifty percent of the stated quarterly retainer in effect at the time of retirement for the period equal to the Director's service.

     The Company has entered into trust agreements with Key Trust Company of Ohio, N.A. relating to the Retirement Plan for Non-Employee Directors and the Plan for Deferred Payment of Directors' Fees in order to establish arrangements for the funding and payment of the Company's obligations to beneficiaries under such Plans.

     In addition to the annual retainer and meeting fees to which Mr. Scovil was entitled, he received $20,000 in 1995 for consulting and advisory services. In 1996, Mr. Scovil will receive $5,000 for consulting and advisory services which will conclude on March 31, 1996.

          SECURITIES OWNERSHIP OF MANAGEMENT AND CERTAIN OTHER PERSONS

     The following table sets forth the amount and percent of Common Shares which, as of February 15, 1996 (except as otherwise indicated), are deemed under the rules of the Securities and Exchange Commission ("SEC") to be "beneficially owned" by each Director, excluding the Chief Executive Officer, by each nominee for Director, by the Company's five most highly compensated executive officers and one other executive officer who retired during the year, by such persons and the other executive officers as a group, and by any person or "group" (as that term is used in the Securities Exchange Act of 1934) known to the Company as of that date to be a "beneficial owner" of more than 5% of the outstanding Common Shares.

                                              AMOUNT AND NATURE OF "BENEFICIAL OWNERSHIP"(1)
   DIRECTORS AND NOMINEES       ---------------------------------------------------------------------------
  (EXCLUDING DIRECTOR AND                         INVESTMENT POWER          VOTING POWER
   CHIEF EXECUTIVE OFFICER       BENEFICIAL      -------------------     -------------------     PERCENT OF
        M.T. MOORE)             OWNERSHIP(2)      SOLE       SHARED       SOLE       SHARED       CLASS(3)
----------------------------    ------------     -------     -------     -------     -------     ----------
Ronald C. Cambre(4).........           -0-           -0-         -0-         -0-         -0-           --
Robert S. Colman............         2,155         2,155         -0-       2,155         -0-           --
James D. Ireland III........       271,339         4,697     266,642(5)    4,697     266,642(5)      2.29%
G. Frank Joklik.............         1,500         1,500         -0-       1,500         -0-           --
E. Bradley Jones............         2,500         2,500         -0-       2,500         -0-           --
Leslie L. Kanuk.............         2,155         2,155         -0-       2,155         -0-           --
Francis R. McAllister(4)....           -0-           -0-         -0-         -0-         -0-           --
John C. Morley..............         1,500         1,500         -0-       1,500         -0-           --
Stephen B. Oresman..........         2,155         2,155         -0-       2,155         -0-           --
Alan Schwartz...............           655           655         -0-         655         -0-           --
Samuel K. Scovil............        14,713        14,713         -0-      14,713         -0-           --
Jeptha H. Wade..............         7,000         7,000         -0-       7,000         -0-           --
Alton W. Whitehouse.........         2,400         2,400         -0-       2,400         -0-           --

NAMED EXECUTIVE OFFICERS
----------------------------
M. Thomas Moore.............        35,037        35,037         -0-      35,037         -0-           --
John S. Brinzo..............        26,854        17,993       8,861      17,993       8,861           --
William R. Calfee...........        17,105        17,105         -0-      17,105         -0-           --
Frank S. Forsythe(6)........         2,807           613       2,194         613       2,194           --
Thomas J. O'Neil............         8,000         8,000         -0-       8,000         -0-           --
A. Stanley West.............        12,171        12,171         -0-      12,171         -0-           --
All Directors and Executive
  Officers as a Group
  (21 Persons)..............       423,684       145,987     277,697     145,987     277,697         3.58%

                                                         AMOUNT AND NATURE OF "BENEFICIAL OWNERSHIP"(1)
                                        ---------------------------------------------------------------------------------
                                                            INVESTMENT POWER             VOTING POWER
                                         BENEFICIAL      -----------------------     ---------------------     PERCENT OF
           OTHER PERSONS                OWNERSHIP(2)       SOLE         SHARED        SOLE        SHARED        CLASS(3)
------------------------------------    ------------     ---------     ---------     -------     ---------     ----------
Farmers Group, Inc. (7)
  4680 Wilshire Boulevard
  Los Angeles, CA 90010.............      1,154,500            -0-     1,154,500         -0-     1,154,500        9.76%
Neuberger & Berman L.P. (8)
  605 Third Avenue
  New York, NY 10158................      1,068,500            -0-     1,068,500     634,400       231,900        9.03%
Merrill Lynch & Co., Inc. (9)
  World Financial Center,
  North Tower
  250 Vesey Street
  New York, NY 10281................        913,315            -0-       913,315         -0-       913,315        7.72%

---------------

(1) Under the rules of the SEC, "beneficial ownership" includes having or sharing with others the power to vote or direct the investment of securities. Accordingly, a person having or sharing the power to vote or direct the investment of securities is deemed to "beneficially own" the securities even if he or she has no right to receive any part of the dividends on or the proceeds from the sale of the securities. Also, because "beneficial ownership" extends to persons, such as co-trustees under a trust, who share power to vote or control the disposition of the securities, the very same securities may be deemed "beneficially owned" by two or more persons shown in the table. Information with respect to "beneficial ownership" shown in the table above is based upon information supplied by the Directors, nominees and executive officers of the Company and filings made with the SEC or furnished to the Company by any shareholder.

(2) Included in the shares shown are Common Shares subject to options granted by the Company which entitle the holder to acquire said shares within 60 days from February 15, 1996. Each of the Directors, except for Mr. Moore, has such options as follows: Mr. Colman, 2,000; Mr. Ireland, 2,000; Mr. Joklik, 1,500; Mr. Jones, 2,000; Dr. Kanuk, 2,000; Mr. Morley, 500; Mr. Oresman, 2,000; Mr. Schwartz, 500; Mr. Scovil, -0-; Mr. Wade, 2,000 and Mr. Whitehouse, 2,000; each of the executive officers named in the table has such options as follows: Mr. Moore, 10,000; Mr. Brinzo, 7,000; Mr. Calfee, 4,375; Mr. Forsythe, -0-; Mr. O'Neil, -0-; and Mr. West, 2,000; and the Directors and executive officers as a group have 47,875 options. Performance shares awarded in 1995 to Messrs. Moore, Brinzo, Calfee, Forsythe, O'Neil and West as described under "Long-Term Incentive Plans -- Awards in Last Fiscal Year" on page 9 are not included in the shares shown in the table.

(3) Less than 1%, except as otherwise indicated.

(4) New nominees to the Board of Directors.

(5) Of the 271,339 shares deemed under the rules of the SEC to be beneficially owned by Mr. Ireland, he is a beneficial holder of 4,697 shares. The remaining 266,642 shares are held in trusts, substantially for the benefit of a charitable foundation, as to which Mr. Ireland is a co-trustee with shared voting and investment powers. Of such shares in trusts, Mr. Ireland has an interest in the income or corpus with respect to 18,474 shares.

(6) Retired on September 30, 1995.

(7) Except for Percent of Class, the information shown above was taken from the Amendment No. 1 to Schedule 13G, dated February 6, 1996, as filed by Farmers Group, Inc. and BAT Industries p.l.c with the SEC.

(8) Except for Percent of Class, the information shown above was taken from the Amendment No. 3 to Schedule 13G, dated February 12, 1996, as filed by Neuberger & Berman L.P. with the SEC.

(9) Except for Percent of Class, the information shown above was taken from the Amendment No. 3 to Schedule 13G, dated February 6, 1996, as filed by Merrill Lynch & Co., Inc., Merrill Lynch Group, Inc., Princeton Services, Inc., Merrill Lynch Asset Management, L.P. and Merrill Lynch Capital Fund, Inc. with the SEC.

                             EXECUTIVE COMPENSATION

     The following table sets forth all compensation earned by the Company's five most highly compensated executive officers and one other executive officer who retired during the year, with respect to the year shown for services rendered to the Company and its subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG TERM
                                                                               COMPENSATION
                                                                          ----------------------
                                                                                  AWARDS
                                            ANNUAL COMPENSATION           ----------------------
                                    ------------------------------------  RESTRICTED  SECURITIES
                                                          OTHER ANNUAL      STOCK     UNDERLYING      ALL OTHER
          NAME AND                   SALARY     BONUS    COMPENSATION(1)  AWARDS(2)    OPTIONS     COMPENSATION(3)
     PRINCIPAL POSITION       YEAR    ($)        ($)           ($)           ($)         (#)             ($)
----------------------------- ----  --------   --------  ---------------  ----------  ----------  ------------------
M. Thomas Moore               1995  $440,000   $310,000      $    --       $    -0-    $    -0-        $ 18,040
Chairman and Chief Executive  1994   431,250    222,000           --            -0-         -0-          17,666
Officer                       1993   422,500    175,000           --        109,442(4)      -0-          14,978

John S. Brinzo                1995   225,000    131,500           --            -0-         -0-           9,221
Executive Vice President-     1994   217,500    105,000           --            -0-         -0-           8,897
Finance                       1993   210,000     65,000           --         54,388(4)      -0-           7,447

William R. Calfee             1995   250,000    131,500           --            -0-         -0-          10,245
Executive Vice President-     1994   250,000     95,000           --            -0-         -0-          10,245
Commercial                    1993   250,000     60,000           --         48,514(4)      -0-           8,250

Frank S. Forsythe             1995   198,846(5)  87,500           --            -0-         -0-           7,226
Retired Senior Executive-     1994   235,000     47,500           --            -0-         -0-           9,625
Operations                    1993   235,000     60,000           --         28,607(4)      -0-          11,599

Thomas J. O'Neil              1995   185,000     95,000           --            -0-         -0-           7,585
Executive Vice President-     1994   158,750     45,000           --        227,250(6)      -0-           6,509
Operations                    1993   147,500     30,000           --            -0-(4)      -0-           5,236

A. Stanley West               1995   175,000     85,000           --            -0-         -0-           7,167
Senior Vice President-Sales   1994   154,000     55,000           --            -0-         -0-           6,314
                              1993   148,000     27,000           --         19,145(4)      -0-           5,254

---------------

(1) The executive officers are reimbursed for business club membership expenses and other business perquisites, in amounts that are less than the reporting thresholds established by the Securities and Exchange Commission.

(2) The aggregate number of shares of Restricted Stock held by Messrs. Moore, Brinzo, Calfee, Forsythe, O'Neil and West, as of December 31, 1995 was 470, 330, 205, -0-, 6,400 and 94, respectively. The aggregate value of such shares as of December 31, 1995 was $19,270, $13,530, $8,405, $-0-, $262,400
    and $3,854, respectively. Dividends are payable on the shares of Restricted Stock reported in this column at the same rate as dividends on the Company's other Common Shares.

(3) Amounts indicated for 1995 include cash contributed by the Company under the Cliffs Salaried Employees Supplemental Retirement Savings Plan as follows:
    $6,468, $5,970, $6,120, $4,530, $7,585 and $5,670 on behalf of Messrs.
    Moore, Brinzo, Calfee, Forsythe, O'Neil and West, respectively; and cash contributed by the Company under the Voluntary Non-Qualified Deferred Compensation Plan as follows: $11,572, $3,251, $4,125, $2,696, $-0- and
    $1,497 on behalf of Messrs. Moore, Brinzo, Calfee, Forsythe, O'Neil and West, respectively.

(4) On July 28, 1993, the Company made awards to Messrs. Moore, Brinzo, Calfee, Forsythe, O'Neil and West of 3,447, 1,713, 1,528, 901, -0- and 603 shares of Restricted Stock, respectively. These awards of Restricted Stock are tied to certain stock options granted in 1987, 1988 and 1990. The shares of Restricted Stock vest in the same proportion as the underlying stock options to which such shares are tied when such options are exercised by the optionee; however, in no event will the shares of Restricted Stock vest prior to one year following the date of the award.

(5) Includes cash in lieu of accrued vacation in the amount of $22,596 paid upon retirement.

(6) On November 7, 1994, the Company awarded 6,000 Shares of Restricted Stock to Mr. O'Neil. One-fifth of such Restricted Stock will vest on each of the fifth, sixth, seventh, eighth and ninth anniversaries of the date of the award.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information about stock options exercised during the last fiscal year by the Company's five most highly compensated executive officers and one other executive officer who retired during the year, and the number of Common Shares covered by unexercised options and the aggregate value of options held at the end of such fiscal year.

                                 SHARES                       NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                ACQUIRED                     UNDERLYING UNEXERCISED            "IN-THE-MONEY" OPTIONS
                                   ON          VALUE          OPTIONS AT FY-END (#)                 AT FY-END ($)
                                EXERCISE      REALIZED    -----------------------------     -----------------------------
           NAME                   (#)           ($)       EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
---------------------------    ----------     -------     -----------     -------------     -----------     -------------
M. Thomas Moore                   2,532       $48,127        10,000             -0-          $ 208,825            -0-
John S. Brinzo                    1,000        25,508         7,000             -0-            146,178            -0-
William R. Calfee                   -0-           -0-         4,375             -0-             91,361            -0-
Frank S. Forsythe (Retired)         -0-           -0-           -0-             -0-                -0-            -0-
Thomas J. O'Neil                    -0-           -0-           -0-             -0-                -0-            -0-
A. Stanley West                     500        11,566         2,000             -0-             41,765            -0-

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

     The following table below sets forth information relating to the long-term incentive awards that were made under the 1992 Incentive Equity Plan during the last fiscal year for the Company's five most highly compensated executive officers and one other executive officer who retired during the year.

                                                                              ESTIMATED FUTURE PAYOUTS
                                                                            UNDER NON-STOCK PRICE-BASED
                                 NUMBER OF           PERFORMANCE                      PLANS(1)
                               SHARES, UNITS           OR OTHER                   NUMBER OF SHARES
                                 OR OTHER            PERIOD UNTIL         --------------------------------
           NAME                   RIGHTS         MATURATION OR PAYOUT     THRESHOLD     TARGET     MAXIMUM
---------------------------    -------------     --------------------     ---------     ------     -------
M. Thomas Moore                    10,900          1/1/95 - 12/31/97         2,725      10,900     19,075
John S. Brinzo                      4,500          1/1/95 - 12/31/97         1,125       4,500      7,875
William R. Calfee                   4,100          1/1/95 - 12/31/97         1,025       4,100      7,175
Frank S. Forsythe (Retired)         1,000          1/1/95 - 12/31/97           250       1,000      1,750
Thomas J. O'Neil                    3,000          1/1/95 - 12/31/97           750       3,000      5,250
A. Stanley West                     2,700          1/1/95 - 12/31/97           675       2,700      4,725

---------------

(1) Estimated payout if certain performance levels are achieved. No payout occurs unless threshold performance is achieved.


     The above table presents information about performance shares awarded during the year pursuant to the 1992 Incentive Equity Plan. Each performance share that is earned entitles the holder to receive Common Shares in accordance with the above table, depending on the degree of achievement of specified Company objectives. The objectives, weighted equally at the target level, are total shareholder return (share price plus reinvested dividends) and value added (earnings less the cost of capital employed) over a three-year performance period. Achievement of the total shareholder return objective will be determined by the Company's shareholder return relative to a predetermined group of mining and metal companies. Achievement of the value added objective will be determined by comparing the Company's actual and target value added. The target payout is calculated at 100% of the performance shares awarded and represents the number of Common Shares that would be earned if a target level of the objectives is achieved by the Company; maximum payout is calculated at 175% of the performance shares awarded and represents the number of Common Shares that would be earned if an above superior level of the objectives is achieved by the Company; and threshold payout is calculated at 25% of the performance shares awarded and represents the number of Common Shares that would be earned if a minimum level of the objectives is achieved by the Company. If achievement of one objective is below threshold, achievement of the other objective must be at least at threshold for any payout to occur. The number of Common Shares earned will be reduced to the extent necessary to prevent the value of the Common Shares paid to any participant from exceeding twice the market value of the Common Shares covered by the participant's award on the date it was granted. The first possible payout under the program will be in early 1997 for the 1994-1996 performance period.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION POLICIES

     The Company's philosophy is to maintain competitive total compensation opportunity for all employees based on job responsibilities and other comparative factors. The compensation structure places a significant portion of management compensation at risk with the performance of the Company, the organizational unit, and the individual, with the risk portion increasing with responsibility level. The structure also assists in retention of experienced employees. The Company's officers average 26 years of experience in the mining and steel industries.

     Executive compensation consists of salary, current year incentive opportunity, long-term incentive opportunity, general employee benefits, and certain minor executive benefits. In determining executive compensation, the Committee reviews industry survey data, Company and individual performance, the general business environment, and recommendations of the Chief Executive Officer. Survey data represents a broad group of industrial companies of comparable scope.

     The Company has selected the S&P Steel Group Index and the S&P Miscellaneous Metals Group Index for the comparative stock price performance graph on page 13 because no meaningful iron ore peer group index is available. For statistical validity, the survey group for executive compensation is larger than the industry groups used for the stock price performance comparison.

     The Committee periodically obtains advice from independent compensation consultants. In 1994, a consultant assisted the Committee in designing the long-term Performance Share Program for designated key management employees under the 1992 Incentive Equity Plan. In 1995, a consultant provided advice regarding competitive compensation of officers.

     Under the regulations implementing the federal income tax legislation enacted in 1993 which limits the deductibility of certain executive compensation in excess of $1 million, the Company does not expect non-deductible payments in 1996. If non-deductible payments would become likely in a future year, the Committee would determine appropriate action in light of the Company's circumstances at that time. Deferral of any non-deductible compensation until retirement is a potential action in such event.

SALARIES

     The Company strives to maintain salary range midpoints at the 50th percentile of industry survey data. Actual salaries reflect responsibility, performance, and experience. Salary increases are awarded periodically based on individual performance when economic conditions allow.

     Executive officers received no salary increases in 1991 and 1992 except for certain promotional increases. On January 1, 1993, executive officers received merit increases totaling approximately 5 percent and their annual bonus targets were reduced by approximately offsetting dollar amounts. In 1994, salary and annual incentive opportunity structures were updated for all salaried employees, including executive officers, based on industry survey data. As a result, executive officers received a total salary increase of 4 percent on July 1, 1994 and their total annual target incentive was reduced by 12.6 percent. Executive officers received no further salary increases through December 31, 1995, except for salary increases accompanying certain promotions.

ANNUAL INCENTIVE OPPORTUNITY

     The Company maintains a Management Performance Incentive Plan ("MPI Plan") which provides the opportunity for eligible management employees to earn an annual cash bonus. The MPI Plan was established in 1993 as a successor plan to the previous Incentive Bonus and Management Bonus Plans. The MPI Plan essentially adopted the principles of the previous plans but consolidated the eligible employee groups. In 1994, separate incentive plans were installed for salaried personnel at operating units, thereby reducing the number of participants in the MPI Plan and restricting it to corporate management and certain other management employees. This change was designed to more closely align annual incentives with the respective employee units and responsibilities.

     Under the MPI Plan, each participant has a designated target bonus reflecting the participant's responsibility level. As a result of the salary and incentive restructuring mentioned above, the target for executive officers in 1994 and 1995 ranged from 32 to 50 percent of the officer's salary range midpoint versus the previous range of 30 to 70 percent. Actual awards may range from zero to 200 percent of the target amount for a participant. The previous target range was zero to 150 percent.

     Company and executive officer objectives are reviewed by the Board of Directors at the beginning of each year, and performance reports are reviewed at regular Board meetings throughout the year. At the end of each year, the Committee reviews Company, unit, and individual performance for the year in relation to past results, current year objectives, strategic plans, and the competitive and economic environment. The Committee also considers the recommendations of the Chief Executive Officer in regard to other participants. The Committee then determines the total bonus pool for the participants and the individual awards to the officers.

     A composite judgment is made by the Committee in determining awards under the MPI Plan. The Company's earnings are a key determinant, but other accomplishments or disappointments with implications for future Company results may be more important in any year. MPI Plan awards reflect the Committee's judgment of individual and unit performance in such areas as sales, new business development, operations, technology, product and process quality, safety and environmental management, expenditure control, human resource programs, financial management, legal activities, and public affairs. The benefit to the Company of the cumulative performance and experience of the executive may also be considered. All such matters are evaluated collectively without assignment of weights.

     Bonuses for the executive officers, excluding the Chief Executive Officer, totaled $545,500 for 1995 (137 percent of average target bonus) versus $347,500 for 1994 (93 percent of average target bonus) and $242,000 for 1993 (65 percent of average target bonus). In determining the 1995 bonuses for these officers, the factors described above were considered, including the Company's record earnings before unusual items, the Company's performance on numerous business objectives, and each officer's performance in regard to his or her responsibilities and objectives.

LONG-TERM INCENTIVE OPPORTUNITY

     All officers are shareholders of the Company.

     The Incentive Equity Plans of 1987 and 1992, approved by the shareholders, are intended to align the interests of management and the shareholders. Individual awards under such Plans are scaled in accordance with responsibility level.

     Under the 1992 Incentive Equity Plan, a long-term performance share program ("Performance Share Program") was installed in 1994 to further align the interests of designated key management employees and the shareholders in increasing return on invested capital and long-term shareholder value. The Performance Share Program provides the participants the opportunity to receive shares of Company stock based on Company performance against specified objectives.

     Awards of "performance shares" are made annually based on responsibility level. Performance for the 1994 and 1995 awards will be measured for the three-year periods 1994-1996 and 1995-1997, respectively, with the first earnings opportunity to occur in early 1997 for the 1994 awards. The percentage of performance share awards earned as actual shares in 1997 can range from zero to 150 percent and in 1998 can range from zero to 175 percent. The Committee may award equivalent cash value at its discretion. For 1995 and 1994, the executive officers, excluding the Chief Executive Officer, were awarded 15,300 and 14,667 performance shares, respectively. For a detailed description of the 1995 awards, objectives and estimated future payout opportunities, see "Long-Term Incentive Plans -- Awards in Last Fiscal Year" on page 9.

     Other than certain special situations, no general award of restricted stock to executive officers has been made since 1988 and no stock options have been awarded to executive officers since 1990. There is no current program of general awards of stock options or restricted stock to executive officers. However, the Committee may use such incentives in the future if appropriate.

     The exercise price of all stock options has been the market price when awarded, adjusted for business spinoffs and special distributions to shareholders. Options have not been repriced for "under water" situations. In 1993, the price of unexercised options was reduced and restricted stock awards were made to reflect the equivalent value of the Company's bankruptcy claim recovery from The LTV Corporation which was distributed to the Company's shareholders. The executive officers were awarded 8,192 shares of restricted stock in 1993 to reflect the LTV claim recovery distribution and to correct a deficiency in prior option price adjustments for a special distribution to shareholders in 1991.

CHIEF EXECUTIVE OFFICER COMPENSATION

     M. Thomas Moore has 36 years of experience in the iron and steel industries, including 29 years with the Company. Mr. Moore has served as a senior officer of the Company since 1968, as Chief Executive Officer since January 1, 1987, and as Chairman since May 10, 1988.

     Under the competitive compensation restructuring described above, Mr. Moore's annual target bonus under the MPI Plan for 1994 was reduced by $83,300 (from 70 percent to 50 percent of his salary range midpoint) at his recommendation, and the Board of Directors increased his annual salary by 4.1 percent or $17,500 on July 1, 1994.

     The MPI Plan award to Mr. Moore for 1995 was $310,000 (142 percent of his target bonus) compared to $222,000 or 104 percent of his target bonus in 1994 and $175,000 or 59 percent of his target bonus in 1993. The Committee determined the 1995 award in view of the Company's and Mr. Moore's performance in 1995 on the factors described above, including the Company's record earnings before unusual items, the Company's performance on numerous business and operational objectives, and his performance in regard to such objectives and his responsibilities. The Committee considered all matters collectively in accordance with its policy.

     No stock options or restricted stock was awarded to Mr. Moore during 1994 or 1995. Mr. Moore was awarded 10,900 and 9,500 performance shares in 1995 and 1994, respectively, under the Performance Share Program.

     The Chief Executive Officer is not present when the Committee reviews his performance and determines his compensation.

OTHER

     In 1987, after the depressed industry conditions of the 1982-1986 period which had severely impacted the Company's performance and financial condition, the Company began a major restructuring program to stabilize and focus the Company and foster a renewal of business growth. For the period 1987 through 1995, net income totaled $387 million, cash flow from operating activities (before working capital changes) totaled $502 million, and the growth in shareholder value, measured by the increase in the market value of the Company's Common Shares, plus special distributions to shareholders, was $500 million.

     The total return, from share price appreciation and assumed reinvested dividends, on the Company's Common Shares for the nine year period from December 31, 1986 to December 31, 1995, was 686 percent, which substantially exceeded the total returns of the S&P 500 Stock Index, the S&P Steel Group Index, and the S&P Miscellaneous Metals Group Index as shown on the accompanying graph. For the same period, personal income on stock option exercises and restricted stock awards under the Incentive Equity Plans for the Chief Executive Officer and all participants equaled a modest .06 percent and 3.1 percent, respectively, of the growth in shareholder value.

     For the five-year period ended December 31, 1995, the total return on the Company's Common Shares was 119 percent which exceeded the three comparative indices as shown on the accompanying graph. For the year 1995, the total return was 14 percent which exceeded the return of the S&P Steel Group Index and the S&P Miscellaneous Metals Group Index and trailed the return for the S&P 500 Stock Index.

     The Committee believes that the long-term and cyclical nature of the Company's business, as contrasted to independent fluctuations in the stock market, can make short-term comparison of executive compensation and stock prices misleading. The Committee believes that the Company's compensation structure provides appropriate alignment of the long-term interests of key management, the Company, and its shareholders.

     The foregoing report has been furnished by the members of the Compensation and Organization Committee as set forth below:

                                 E. B. Jones, Chairman
                                 J. D. Ireland III
                                 G. F. Joklik
                                 J. C. Morley

                         SHAREHOLDER RETURN PERFORMANCE

     The following graphs show changes over the past five-year and nine-year periods in the value of $100 invested in: (1) Cliffs' Common Shares; (2) S&P 500 Stock Index; (3) S&P Steel Group Index; and (4) S&P Miscellaneous Metals Group Index. The values of each investment are based on price change plus reinvestment of all dividends. Cliffs' values include the reinvestment of proceeds from securities distributed to shareholders in 1988 and 1993.

                                FIVE-YEAR CUMULATIVE TOTAL RETURNS
                            VALUE OF $100 INVESTED AT DECEMBER 31, 1990

      MEASUREMENT PERIOD            CLIFF'S                       S&P STEEL        S&P MISC.
    (FISCAL YEAR COVERED)           COMMON         S&P 500          GROUP        METALS GROUP
1990                                  100             100             100             100
1991                                  156             130             123             113
1992                                  159             140             161             121
1993                                  187             155             212             135
1994                                  191             157             206             157
1995                                  219             215             191             174

                                       VALUE AT DECEMBER 31

Cliffs'Common                100            156            159            187           191            219
S&P 500                      100            130            140            155           157            215
S&P Steel Group              100            123            161            212           206            191
S&P Misc. Metals Group       100            113            121            135           157            174

                                NINE-YEAR CUMULATIVE TOTAL RETURNS
                            VALUE OF $100 INVESTED AT DECEMBER 31, 1986

      MEASUREMENT PERIOD            CLIFF'S                       S&P STEEL        S&P MISC.
    (FISCAL YEAR COVERED)           COMMON         S&P 500          GROUP        METALS GROUP
1986                                  100             100             100             100
1987                                  157             105             160             176
1988                                  339             123             195             232
1989                                  374             161             189             267
1990                                  359             156             159             253
1991                                  561             204             195             286
1992                                  572             220             255             307
1993                                  672             242             336             342
1994                                  687             245             326             399
1995                                  786             337             303             441

                                       VALUE AT DECEMBER 31

Cliffs' Common                100     157     339     374     359     561     572     672     687     786
S&P 500                       100     105     123     161     156     204     220     242     245     337
S&P Steel Group               100     160     195     189     159     195     255     336     326     303
S&P Misc. Metals Group        100     176     232     267     253     286     307     342     399     441

                                PENSION BENEFITS

     The following table shows the approximate maximum annual pension benefit under the Company's qualified pension plans, together with the Supplemental Plan described below, which would be payable to employees in various compensation classifications at age 65 with representative years of service. The amounts listed in the table are computed on an automatic joint and survivorship annuity basis and are subject to an offset for Social Security benefits through December 31, 1995 and the equivalent offset thereafter.

     AVERAGE ANNUAL
  COMPENSATION FOR 60
  HIGHEST CONSECUTIVE                                            ANNUAL BENEFITS FOR
   MONTHS IN LAST 120                                        YEARS OF SERVICE INDICATED
    MONTHS PRECEDING         -------------------------------------------------------------------------------------------
        RETIREMENT             15 YRS.         20 YRS.         25 YRS.         30 YRS.         35 YRS.         40 YRS.
------------------------     -----------     -----------     -----------     -----------     -----------     -----------
        $100,000              $  27,225       $  35,100       $  42,975       $  50,850       $  58,725       $  66,600
         150,000                 39,038          50,850          62,663          74,475          86,288          98,100
         200,000                 50,850          66,600          82,350          98,100         113,850         129,600
         250,000                 62,663          82,350         102,038         121,725         141,413         161,100
         300,000                 74,475          98,100         121,725         145,350         168,975         192,600
         350,000                 86,288         113,850         141,413         168,975         196,537         224,100
         400,000                 98,100         129,600         161,100         192,600         224,100         255,600
         450,000                109,913         145,350         180,788         216,225         251,662         287,100
         500,000                121,725         161,100         200,475         239,850         279,225         318,600
         550,000                133,538         176,850         220,163         263,475         306,788         350,100
         600,000                145,350         192,600         239,850         287,100         334,350         381,600
         650,000                157,163         208,350         259,538         310,725         361,913         413,100
         675,000                163,069         216,225         269,381         322,538         375,694         428,850

     The table is based on a 1 1/2% pension formula, includes the impact of a 5% add-on for employees who retire at age 65 under the 30 year retirement provision or under the normal retirement provision, with at least ten years of service, between January 1, 1994 and December 31, 1999, and includes a $300 monthly pension supplement payable for 12 months after retirement for employees who retire at age 65 under the 30 year retirement provision or under the normal retirement provision, with at least ten years of service, after January 1, 1994 and prior to January 1, 1997. The Internal Revenue Code of 1986 ("Code") places limitations on the benefits which may be paid from a qualified pension plan. The Company has a nonqualified Supplemental Retirement Benefit Plan ("Supplemental Plan") providing for the payment from general funds of the benefits which would be lost by Supplemental Plan participants as a result of present or future Code or other government limitations.

     The compensation used to determine benefits under the Company's pension plans is the sum of salary and bonus paid to a participant during a calendar year. Pensionable earnings for each of the Company's named executive officers during 1995 include the amount shown for 1995 in the Salary column of the Summary Compensation Table on page 8, plus the amount of bonus earned in 1994 and paid in 1995, as shown in the Bonus column of the Summary Compensation Table for 1994. Pensionable earnings in 1995 for Messrs. Moore, Brinzo, Calfee, Forsythe, O'Neil and West were $662,000, $330,000, $345,000, $223,750, $230,000 and $230,000, respectively. Messrs. Moore, Brinzo, Calfee, Forsythe, O'Neil and West have 29, 26, 23, 19, 4 and 28 years, respectively, of credited service under the Company's qualified pension plan.

                          AGREEMENTS AND TRANSACTIONS

     The Company has agreements ("Agreements") dated February 1, 1992 with M. Thomas Moore, Chairman and Chief Executive Officer, John S. Brinzo, Executive Vice President-Finance and William R. Calfee, Executive Vice President-Commercial, which specify certain financial arrangements that the Company will provide upon the termination of such individuals' employment with the Company under certain circumstances. The Agreements are intended to ensure continuity and stability of executive management of the Company. The Agreements provide that, in the event of a "change of control" of the Company (as defined in the Agreements), such individuals would continue their employment with the Company in their then current positions for a period of 3 years following such "change of control".

     Under the Agreements, during the 3-year period following a "change of control", each officer would be entitled to receive base pay and incentive compensation equivalent to that received prior to the "change of control", and to continue participation in employee benefit plans. The Agreements also provide that the officer would receive age and service pension credit through the 3-year term for pension benefit purposes and provide 1 year of prior actual "industry service" credit for every 2 years of service with the Company for the sole purpose of determining when the officer would be eligible for commencement of a 30-year pension benefit. If during the 3-year period, the officer is terminated by the Company without "cause", becomes disabled, or resigns after (i) not being maintained in his prior position, (ii) being reduced in compensation or benefits, (iii) determining he is unable to carry out his duties and responsibilities, or (iv) being relocated or required to travel excessively without his consent, such officer would be entitled to lump sum payments of the then present value of the base pay, incentive compensation, and pension benefits that he would be entitled to receive under the agreement for the remainder of the 3-year period, and would be entitled to continue participation in medical and other welfare benefit plans. The Agreements also entitle the officers to welfare benefit continuation for life upon retirement or following termination, unless the termination was for "cause". In addition, the Agreements provide that officers are eligible for reimbursement of reasonable outplacement expenses. The aggregate payments to any officer under the Agreements may not exceed the maximum amount the Company can deduct for Federal income tax purposes, taking into account the rules applicable under the Code.

     None of these arrangements create employment obligations for the Company unless a "change of control" has occurred, prior to which time the Company and such officer each reserves the right to terminate their employment relationship. Both before and after the occurrence of a "change of control", the Company may terminate the employment of any of such officers for "cause", without an obligation to pay severance compensation or benefits.

     During 1994, the Board of Directors of the Company approved the renewal to January 1, 1998 of the February 1, 1992 Severance Pay Plan for Key Employees ("Severance Plan") which presently covers 18 key employees. The Severance Plan is designed to assure continuity, stability, and fair treatment of employees in key positions in the event of a "change of control" of the Company (as defined in the Severance Plan). Under the Severance Plan, if during the 3-year period following a "change of control" a participant is terminated by the Company without "cause" or resigns after (i) not being maintained in his or her prior position, (ii) being reduced in compensation or benefits, (iii) determining he or she is unable to carry out his or her duties and responsibilities, or (iv) being relocated or required to travel excessively without consent, he or she is entitled to receive (a) a lump sum payment in the amount of 1 or 2 years of base pay and incentive compensation (depending upon position), (b) age and service credit for the full 3-year term for pension benefit purposes, and (c) 1 year of prior actual "industry service" credit for every 2 years of service with the Company for the purpose of determining eligibility for commencement of 30-year pension and other benefits. Participants are entitled to continue participation in health and life insurance plans for 1 or 2 years or (if earlier) until covered by similar plans sponsored by a subsequent employer, and are entitled to medical and other welfare benefit continuation for life following termination, beginning upon the date that the participant would have had 30 years of service with the Company without such termination (including credit for the 3-year term and "industry service" as described above). Also, participants are eligible for reimbursement of reasonable outplacement expenses. Individuals who would be covered by the Severance Plan, but who receive severance pay and benefits pursuant to a "change of control" employment agreement or another plan or agreement signed on behalf of the Company, are not entitled to benefits under the Severance Plan. All benefits payable under the Severance Plan are to be derived from the Company's then current operating funds. The aggregate payments to any participant under the Severance Plan may not exceed the maximum amount the Company can deduct for Federal income tax purposes, taking into account the rules applicable under the Code. None of the obligations of the Company described above exist unless a "change of control" has occurred.

     The Company has two trust agreements with Key Trust Company of Ohio, N.A. which relate to the Agreements and the Severance Plan. The first such trust agreement provides for the payment of the benefits arising under the Agreements, and the second trust agreement provides for reimbursement of legal fees and expenses incurred by the officers in enforcing their rights under the Agreements and by the the key employees under the Severance Plan.

     The Company has indemnification agreements ("Indemnification Agreements") with each current member of the Board of Directors. The form and execution of the Indemnification Agreements were approved by the Company's shareholders at the Annual Meeting convened on April 29, 1987. Such agreements essentially provide that to the extent permitted by Ohio law, the Company will indemnify the indemnitee against all expenses, costs, liabilities and losses (including attorneys' fees, judgments, fines or settlements) incurred or suffered by the indemnitee in connection with any suit in which the indemnitee is a party or otherwise involved as a result of his service as a member of the Board or as an officer. In connection with the foregoing Indemnification Agreements, the Company has entered into a trust agreement with Key Trust Company of Ohio, N.A. pursuant to which the parties to the Indemnification Agreements may be reimbursed with respect to enforcing their respective rights under the agreements.

     The Company has proposed criteria to the United Steel Workers of America ("USWA") for a joint designee to the Board of Directors of the Company pursuant to a tentative understanding between the USWA and certain Company subsidiaries. If agreement is reached on such criteria and a designee, the Company would expect to add such designee to the Board of Directors after the Annual Meeting. In subsequent years, such designee would be subject to annual re-nomination by the Company and election by vote of the shareholders. The understanding expires on August 1, 1999.

              APPROVAL OF NONEMPLOYEE DIRECTORS' COMPENSATION PLAN
                                (PROPOSAL NO. 2)

GENERAL

     The Board of Directors has adopted, subject to approval of the Company's shareholders, the Cleveland-Cliffs Inc Nonemployee Directors' Compensation Plan ("Plan"). The purpose of the Plan is to further align the interests of Directors and shareholders in enhancing the value of the Company. The Plan is also expected to assist in attracting and retaining qualified individuals to serve as Directors. The Plan provides for the grant of 1,000 Restricted Shares to nonemployee Directors first elected to the Board after June 30, 1995. The Plan also provides that nonemployee Directors must take at least 50% of their annual retainer in Common Shares and may take up to 100% of their retainer in Common Shares. The Plan gives the nonemployee Directors an opportunity to defer receipt, and therefore the recognition as income for federal income tax purposes, of all or a portion of their annual retainer. The maximum number of Common Shares that may be issued under the Plan is 50,000, which may be shares of original issuance or treasury shares.

     The Plan is one of several changes resulting from the Company's review of Director compensation during 1995, as described above under "Directors' Compensation." A copy of the Plan is attached hereto as Appendix A and the summary description below is qualified in its entirety by reference to such appendix.

SUMMARY DESCRIPTION

Automatic Award of Restricted Shares

     The Plan provides that on July 1, 1996, 1,000 Restricted Shares will be automatically awarded to each nonemployee Director who is first elected or appointed to the Board as a Director after June 30, 1995 and before July 1, 1996. There will be three individuals entitled to such an award if all nominees are elected at the Annual Meeting. In addition, each individual who is first elected or appointed as a nonemployee Director after

July 1, 1996 will automatically be awarded 1,000 Restricted Shares on July 1 of the following year. The number of Restricted Shares may be changed by the Board Affairs Committee without further approval of the shareholders if future changes in Rule 16b-3 under the Securities Exchange Act of 1934 would permit such a change without causing the participants in the Plan to cease to be disinterested persons within the meaning of such Rule. The Securities and Exchange Commission has recently proposed an alternative version of Rule 16b-3 which, if adopted, would make it possible for the Board Affairs Committee to change the number of Restricted Shares to be awarded to each Director under the Plan without further approval of the Company's shareholders. However, the Plan requires further shareholder approval prior to any change in the aggregate number of shares available under the Plan.

     The Restricted Shares are subject to forfeiture until the earliest of the following ("Vesting Event"): (1) the fifth anniversary of the date of award, (2) a Change of Control of the Company (as defined in the Plan) or (3) the death or permanent disability of the Director. Restricted Shares may not be transferred prior to a Vesting Event.

     All Restricted Shares will be forfeited by a Director who is terminated before a Vesting Event. However, if service as a Director is terminated owing to removal of a Director without cause before the fifth anniversary of the date of the award, a pro-rated portion of the shares covered by such award that then remain forfeitable will become nonforfeitable and freely transferable.

Required Retainer Shares and Voluntary Shares

     Nonemployee Directors currently receive an annual cash retainer of $20,000. Under the Plan, 50% of a Director's retainer established by the Board from time to time will be payable in cash and 50% of the retainer will be payable in Common Shares ("Required Retainer Shares"). In addition, before the start of any calendar quarter, a Director may elect to have up to 100% of the remainder of his or her fees for the quarter, in excess of 50% of his retainer for the quarter, paid in Common Shares in lieu of cash ("Voluntary Shares"). For all of 1995 and the first two quarters of 1996, the retainer will be paid in cash. The retainer for the last two quarters of 1996 will be paid 50% in cash and 50% in Required Retainer Shares.

     On January 1 of each year beginning with January, 1997, the Company will issue to each Director (i) a number of Required Retainer Shares equal to 50% of such Director's retainer for each calendar quarter of the prior year, divided by the respective fair market value of the Common Shares on the first day of each such calendar quarter, and (ii) a number of Voluntary Shares equal to the portion of such Director's fees that such Director has elected to receive as shares in lieu of cash for each such calendar quarter, divided by the respective fair market value of the Common Shares on the first day of each such calendar quarter; less the number of shares in each case that the Director has elected to defer.

Deferral of Receipt of Fees and Shares

     A nonemployee Director may elect to defer receipt of all or a portion of his or her fees and shares (other than Restricted Shares). Interest will be credited on deferred fees at a rate equal to Moody's Average Corporate Bond Yield, or such other rate as may be fixed by the Board Affairs Committee from time to time. Dividend equivalents equal to any cash dividends paid by the Company will be credited on deferred shares.

     When a Director terminates services as a Director, he or she (or in the event of his or her death, his or her beneficiary) will be entitled to receive his or her deferred fees and shares, together with the earnings credited to date. The Plan also provides that a nonemployee Director may irrevocably elect to receive a pre-termination distribution of all or part of his or her deferred fees and shares beginning not earlier than the third plan year following the plan year such fees and shares would have otherwise been payable. A Director may elect at any time to receive all or part of his or her deferred fees or deferred shares within sixty days if the amount subject to the distribution is reduced by 10% and that percentage is forfeited.

     Distribution of deferred fees will be made in one of the following forms as elected by a Director: (a) by payment in cash in a single lump sum; (b) by payment in cash in not greater than 10 annual installments or (c) a combination of both as designated by the Director. If a Director does not elect one of the three forms, the distribution will be made in cash in a lump sum.

     Distribution of a Director's deferred shares will be made (a) by payment in shares or in cash in a single distribution, (b) by payment in shares or in cash in no greater than 10 annual installments or (c) a combination of both as designated by the Director.

     The Company expects to enter into a trust agreement with Key Trust Company of Ohio, N.A. relating to the Plan in order to establish arrangements for funding and payment of the Company's obligations under the Plan.

Administration, Amendment and Termination

     The Plan is administered by the Board Affairs Committee. The Board may amend or terminate the Plan from time to time. However, no such action may affect a nonemployee Director's rights in awards without the Director's consent. Without approval of shareholders, no such action shall increase the number of shares available under the Plan or otherwise cause Rule 16b-3 to become inapplicable to the Plan.

Prior Plans

     If the Plan is approved by shareholders, no further options will be issued to nonemployee Directors on or after July 1, 1996 pursuant to the Company's 1992 Incentive Equity Plan. The 1992 Incentive Equity Plan presently provides for the automatic award of options for 500 Common Shares each year to nonemployee Directors. The Company's existing Plan for Deferred Payment of Directors' Fees will also be discontinued, and any amount credited to an account under that plan will be transferred to an account under the Plan.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the Federal income tax treatment of the Restricted Share awards and income deferral actions under the Plan based upon the current provisions of the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

     Restricted Share Awards. Restricted Shares awarded under the Plan will constitute taxable income to the recipient, and a deductible expense to the Company, in the year in which the restrictions lapse unless the Director elects to recognize income in the year the award is made. Unless such an election is made, the amount of the taxable income and corresponding deduction will be equal to the fair market value of the shares on the date the restrictions lapse. The Company is also allowed a compensation deduction for dividends paid to the Directors (provided they have not elected to recognize income at the time of the award) on Restricted Shares while the restrictions remain in force.

     Required Retainer Shares and Voluntary Shares. Required Retainer Shares and Voluntary Shares whose receipt is not deferred at the election of a Director will constitute taxable income to the individual Director, and a deductible expense to the Company, in an amount equal to the fair market value of the shares, in the year in which the shares are issued.

     Deferred Income. Fees and shares that a Director elects to defer under the Plan will become subject to Federal income taxation to the Director only as and when the cash or shares is actually paid over to the Director. The Company will become entitled to a compensation expense deduction at the same time. The same treatment applies to interest and dividends credited to the Director's account during the period of deferral.

PLAN BENEFITS

     Set forth in the table below is the dollar value of Common Shares that the Company anticipates will be awarded during 1996 to the current nonemployee Directors following shareholder approval at the 1996 Annual Meeting.


                            NEW PLAN BENEFITS TABLE
--------------------------------------------------------------------------------------------------------
                        CLEVELAND-CLIFFS INC NONEMPLOYEE
                          DIRECTORS' COMPENSATION PLAN

--------------------------------------------------------------------------------------------------------
                                                                            DOLLAR          NUMBER OF
NAME AND POSITION                                                          VALUE($)       UNITS (SHARES)
--------------------------------------------------------------------------------------------------------
Executive Group.........................................................       -0-                -0-
Non-Executive Director Group (1)........................................   $95,950              2,086

--------------------------------------------------------------------------------------------------------

---------------
(1) The Non-Executive Director Group consists of 10 nonemployee Directors. The table above reflects the award of 1,000 Restricted Shares to one current nonemployee Director who joined the Board after June 30, 1995 and the receipt of Required Retainer Shares by all current nonemployee Directors at an assumed fair market value of $46.00 per share, the market price of the Common Shares on March 15, 1996, and based upon the current annual retainer of $20,000 per year. The table does not reflect 2,000 Restricted Shares that will be awarded on July 1, 1996 to the two nominees who are not currently serving as Directors nor does the table reflect the receipt of any Required Retainer Shares by such nominees.


REQUIRED VOTE

     Approval of the Plan requires the affirmative vote of the holders of a majority of Common Shares present, or represented, and entitled to vote on the matter at the Annual Meeting.

     THE DIRECTORS RECOMMEND A VOTE FOR THIS PROPOSAL TO APPROVE THE CLEVELAND-CLIFFS INC NONEMPLOYEE DIRECTORS' COMPENSATION PLAN.

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

                                (PROPOSAL NO. 3)

     A proposal will be presented at the Meeting to ratify the appointment of the firm of Ernst & Young LLP as independent public accountants to examine the books of account and other records of the Company and its consolidated subsidiaries for the fiscal year ending December 31, 1996. Representatives of Ernst & Young LLP are expected to be present at the Meeting. Such representatives will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions. Although such ratification is not required by law, the Board of Directors believes that shareholders should be given this opportunity to express their views on the subject. While not binding on the Board of Directors, the failure of the shareholders to ratify the appointment of Ernst & Young LLP as the Company's independent public accountants would be considered by the Board in determining whether or not to continue the engagement of Ernst & Young LLP.

     THE DIRECTORS RECOMMEND A VOTE FOR THIS PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS YOUR COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

                                 ANNUAL REPORT

     The Company's 1995 Annual Report to Shareholders, including financial statements, is being distributed to all shareholders of the Company together with this Proxy Statement, in satisfaction of the requirements of the SEC. Additional copies of such report are available upon request. To obtain additional copies of such Annual Report please contact the Company's Investor Relations Department at (216) 694-5459.

                              GENERAL INFORMATION

     The cost of soliciting proxies will be paid by the Company. In addition to solicitation by mail, solicitations may also be made by personal interview, telegram and telephone. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Company will reimburse them for their expenses in so doing. Officers and other regular employees of the Company, as yet undesignated, may also request the return of proxies by telephone, telegram, or in person. Finally, the Company has retained Georgeson & Company Inc., New York, New York, to assist in the solicitation of proxies using the means referred to above, at an anticipated cost of $9,500, plus reasonable expenses.

     Pursuant to regulations of the SEC, the material appearing under the captions "Compensation Committee Report on Executive Compensation" and "Shareholder Return Performance" are not deemed to be soliciting material or to be filed with the SEC or subject to Regulation 14A promulgated by the SEC or
Section 18 of the Securities Exchange Act of 1934.

     The Common Shares represented by properly executed proxy cards will be voted as specified. It is intended that the Common Shares represented by proxies on which no specification has been made will be voted FOR the election of the nominees for Director named herein or such substitute nominees as the Board of Directors may designate, FOR approval of the Nonemployee Directors' Compensation Plan, FOR ratification of Ernst & Young LLP as the firm of independent public accountants to examine the books of account and other records of the Company and its consolidated affiliates for the fiscal year 1996 and at the discretion of the persons named as proxies on all other matters which may properly come before the Meeting.

     At the Meeting, the results of shareholder voting will be tabulated by the inspector of elections appointed for the Meeting. The Company intends to treat properly executed proxies that are marked "abstain" or that are held in "street name" by brokers and are not voted on one or more particular proposals (if otherwise voted on at least one proposal) as "present" for purposes of determining whether a quorum has been achieved at the Meeting. The candidates for Directors receiving a majority of the votes will be elected. Votes withheld in respect of the election of Directors will not be counted in determining the outcome of that vote. In respect of the proposal to adopt the Cleveland-Cliffs Inc Nonemployee Directors' Compensation Plan and the proposal to ratify the appointment of the independent public accountants, abstentions will be treated as votes against the proposal, and broker non-votes will be treated as having no effect on the outcome of the vote.

     If notice in writing shall be given by any shareholder to the President, a Vice President or the Secretary, not less than 48 hours before the time fixed for the holding of the Meeting, that such shareholder desires that the voting for the election of Directors shall be cumulative, and if an announcement of the giving of such notice is made upon the convening of the Meeting by the Chairman or Secretary or by or on behalf of the shareholder giving such notice, each shareholder shall have the right to cumulate such voting power as he or she possesses at such election. Under cumulative voting a shareholder may cast for any one nominee as many votes as shall equal the number of Directors to be elected, multiplied by the number of his or her Common Shares. All of such votes may be cast for a single nominee or may be distributed among any two or more nominees as he or she may desire. If cumulative voting is invoked, and unless contrary instructions are given by a shareholder who signs a proxy, all votes represented by such proxy will be cast in such manner and in accordance with the discretion of the person acting as proxy as will result in the election of as many of the Board of Directors' nominees as is possible.

                                 OTHER BUSINESS

     It is not anticipated that any other matters will be brought before the Meeting for action; however, if any such other matters shall properly come before the Meeting, it is intended that the persons authorized under proxies may, in the absence of instructions to the contrary, vote or act thereon in accordance with their best judgment.

                             SHAREHOLDER PROPOSALS

     Any proposal by a shareholder intended to be presented at the 1997 Annual Meeting of Shareholders must be received by your Company on or before November 24, 1996 to be included in the proxy materials of your Company relating to such meeting.

                                   IMPORTANT
TO ASSURE YOUR REPRESENTATION AND A QUORUM FOR THE TRANSACTION OF BUSINESS AT THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY.

                                                                      APPENDIX A

                        CLEVELAND-CLIFFS INC NONEMPLOYEE

                          DIRECTORS' COMPENSATION PLAN

     The Cleveland-Cliffs Inc Nonemployee Directors' Compensation Plan ("Plan") is effective as of July 1, 1996, subject to approval of shareholders at the 1996 annual meeting.

                             ARTICLE I. DEFINITIONS

     Whenever the following terms are used in this Plan they shall have the meanings specified below unless the context clearly indicates to the contrary:

          (a) "Account": A Deferred Fee Account and/or a Deferred Share Account, as the context may require.

          (b) "Accounting Date": December 31 of each year and the last day of each calendar quarter.

          (c) "Accounting Period": The quarterly period beginning on the date immediately following an Accounting Date and ending the next following Accounting Date.

          (d) "Administrator": The Board Affairs Committee of the Board or any successor committee designated by the Board.

          (e) "Beneficiary": The person or persons (natural or otherwise) designated pursuant to Section 7.7.

          (f) "Board": The Board of Directors of the Company.

          (g) "Change of Control": The meaning set forth in Section 3.1(b).

          (h) "Code": The Internal Revenue Code of 1986, as amended.

          (i) "Company": Cleveland-Cliffs Inc or any successor or successors thereto.

          (j) "Declared Rate": The Moody's Corporate Average Bond Yield as adjusted on the first business day of January, April, July and October or such other rate as the Administrator shall determine from time to time.

          (k) "Deferral Commitment": An agreement made by a Director in a Participation Agreement to have all or a specified portion of his or her Fees, Required Retainer Shares and/or Voluntary Shares deferred under the Plan for a specified period in the future.

          (l) "Deferral Period": The Plan Year for which a Director has elected to defer all or a portion of his or her Fees, Required Retainer Shares and/or Voluntary Shares.

          (m) "Deferred Fees": The Fees credited to a Director's Deferred Fee Account pursuant to Articles IV and V and payable to a Director pursuant to
     Article VII.

          (n) "Deferred Fee Account": The account maintained on the books of the Company for each Director pursuant to Article V.

          (o) "Deferred Shares": The Required Retainer Shares and Voluntary Shares credited to a Director's Deferred Share Account pursuant to Articles IV and VI and payable to a Director pursuant to Article VII.

          (p) "Deferred Share Account": The account maintained on the books of the Company for each Director pursuant to Article VI.

          (q) "Director": An individual duly elected or chosen as a Director of the Company who is not also an employee of the Company or any of its subsidiaries.

          (r) "Fair Market Value": With respect to a Share, the last reported closing price for a Share on the New York Stock Exchange (or any appropriate over-the-counter market if the Shares are no longer listed on such Exchange) for a day specified herein for which such fair market value is to be calculated, or if there was no sale of Shares so reported for such day, on the most recently preceding day on which there was such a sale.

          (s) "Fees": The portion of the annual Retainer and other Director compensation payable in cash.

          (t) "Participation Agreement": The agreement submitted by a Director to the Administrator in which a Director may specify an amount of Voluntary Shares, or may elect to defer receipt of all or any portion of his or her Fees, Required Retainer Shares and/or Voluntary Shares for a specified period in the future.

          (u) "Plan": The Plan set forth in this instrument as it may from time to time be amended.

          (v) "Plan Year": The 12-month period beginning January 1 and ending December 31.

          (w) "Prior Plan": The Company's existing Plan for Deferred Payment of Directors' Fees originally adopted in 1981.

          (x) "Restricted Shares": Shares automatically awarded pursuant to
     Section 3.1 as to which neither the substantial risk of forfeiture nor the restrictions on transfer referred to in Section 3.1 hereof have expired.

          (y) "Retainer": The portion of a Director's annual compensation that is payable without regard to number of Board or committee meetings attended or committee positions.

          (z) "Required Retainer Shares": An amount, payable in Shares, constituting 50% of a Director's Retainer.

          (aa) "Rule 16b-3": Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (or any successor rule to the same effect), as in effect from time to time.

          (bb) "Settlement Date": The date on which a Director terminates as a Director. Settlement Date shall also include with respect to any Deferral Period the date prior to the date of termination as a Director selected by a Director in a Participation Agreement for distribution of all or a portion of the Fees, Required Retainer Shares and Voluntary Shares deferred during such Deferral Period as provided in Section 7.3.

          (cc) "Shares": The Company's fully paid, non-assessable Common Shares, par value $1.00 per share. Shares may be shares of original issuance or treasury shares or a combination of the foregoing.

          (dd) "Voluntary Shares": The meaning set forth in Section 3.2(b).

                              ARTICLE II. PURPOSE

     The purpose of this Plan is to provide for the award of Restricted Shares to Directors and for the payment to Directors of at least one-half of the Retainer earned by them for services as Directors in Shares in order to further align the interests of Directors with the shareholders of the Company and thereby promote the long-term success and growth of the Company. In addition, the Plan is intended to provide Directors with opportunities to invest additional amounts of their compensation payable for services as a Director in Shares and defer receipt of any or all of such compensation, other than Restricted Shares.

            ARTICLE III. RESTRICTED SHARES, REQUIRED RETAINER SHARES
                              AND VOLUNTARY SHARES

     3.1 Automatic Awards of Restricted Shares.

     (a) Restricted Shares shall be automatically awarded to Directors as follows:

          (i) Each individual who is first elected or appointed to the Board as a Director after June 30, 1995 and before July 1, 1996 shall be awarded 1,000 Restricted Shares on July 1, 1996.

          (ii) Each individual who is first elected or appointed to the Board as a Director on or after July 1, 1996 shall be awarded 1,000 Restricted Shares on July 1 of the following year.

     (b) The Restricted Shares may not be assigned, exchanged, pledged, sold, transferred or otherwise disposed of by a Director, except to the Company, and shall be subject to forfeiture as herein provided until the earliest to occur of the following ("Vesting Event"): (a) the fifth anniversary of the date of award;
(b) a Change of Control (as defined below); or (c) death or permanent disability. Any purported transfer in violation of the provisions of this paragraph shall be null and void, and the purported transferee shall obtain no rights with respect to such Restricted Shares. For purposes of this Section 3.1, "Change of Control" shall mean the occurrence of any of the following events:

          (i) The Company shall merge into itself, or be merged or consolidated with, another corporation and as a result of such merger or consolidation less than 70% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company as the same shall have existed immediately prior to such merger or consolidation;

          (ii) The Company shall sell or otherwise transfer all or substantially all of its assets to any other corporation or other legal person, and immediately after such sale or transfer less than 70% of the combined voting power of the outstanding voting securities of such corporation or person is held in the aggregate by the former shareholders of the Company as the same shall have existed immediately prior to such sale or transfer;

          (iii) A person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on the date hereof) of the Securities Exchange Act of 1934, shall become the beneficial owner (as defined in Rule 13d-3 of the Securities and Exchange Commission pursuant to the Securities and Exchange Act of 1934) of 30% or more of the outstanding voting securities of the Company (whether directly or indirectly); or

          (iv) During any period of three consecutive years, individuals who at the beginning of any such period constitute the Board of Directors of the Company cease, for any reason, to constitute at least a majority thereof, unless the election, or the nomination for election by the shareholders of the Company, of each Director first elected during any such period was approved by a vote of at least one-third of the Directors of the Company who are Directors of the Company on the date of the beginning of any such period.

     (c) All of the Restricted Shares shall be forfeited by a Director who is terminated before a Vesting Event; provided, however, if service as a Director is terminated by the Company owing to removal as a Director without cause before the fifth anniversary of the date of an award, a portion of the Restricted Shares covered by such award that then remain forfeitable shall become freely transferable and nonforfeitable as follows: that number of Restricted Shares shall become freely transferable and nonforfeitable which bears the same ratio to the total number of Restricted Shares subject to such award that then remain forfeitable and would have become forfeitable at the Vesting Date as the number of full months from the date of award to the date of termination of such service bears to 60, and the balance of the Restricted Shares subject to such award shall be forfeited to the Company.

     (d) Unless otherwise directed by the Administrator, all certificates representing Restricted Shares shall be held in custody by the Company until the occurrence of a Vesting Event. As a condition to each award of Restricted Shares, unless otherwise determined by the Administrator, each Director shall have delivered to the Company a stock power, endorsed in blank, relating to the Restricted Shares covered by such award. After the occurrence of a Vesting Event, assuming no event has occurred that would effect a forfeiture of a Director's Restricted Shares, a certificate or certificates evidencing unrestricted ownership of such Shares shall be delivered to the Director.

     3.2 Required Retainer Shares and Voluntary Shares.

     (a) Retainer. Commencing with the Retainer for the third Accounting Period during 1996, 50% of the Retainer established by the Board from time to time shall be payable in cash and 50% of such Retainer shall be payable as Required Retainer Shares payable on January 1 of the following year (unless deferred in accordance with this Plan).

     (b) Voluntary Shares. Prior to the commencement of any calendar quarter, a Director may elect by the filing of a Participation Agreement to have up to 100% of his or her Fees for such quarter paid by the Company in the form of Voluntary Shares and in lieu of the cash payment. Such Participation Agreement must be filed as a one-time election. Such election, unless subsequently terminated, shall apply to a Director's Fees for the remainder of the current Plan Year and each subsequent Plan Year. Once an election has been terminated another election may not be made.

     (c) Issuance of Shares. On January 1 of each year beginning with January 1, 1997, the Company shall issue (i) to each Director a number of Required Retainer Shares equal to 50% of such Director's Retainer for each Accounting Period during the prior Plan Year divided by the Fair Market Value per Share on the first day of such Accounting Period and (ii) to each Director who has made an election under Section 3.2(b) a number of Voluntary Shares for each such Accounting Period equal to the portion of such Director's Fees in excess of 50% of such Director's Retainer for such Accounting Period that such Director has elected to receive as Voluntary Shares for such Accounting Period divided by the Fair Market Value per Share on the first day of such Accounting Period (less, in each case, the portion of the Required Retainer Shares and Voluntary Shares the Director elected to defer under Section 4.3). To the extent that the application of the foregoing formula would result in the issuance of fractional Shares, no fractional Shares shall be issued, but instead, the Company shall maintain two separate non-interest-bearing accounts for each Director, which accounts shall be credited with the amount of any Required Retainer Shares or Voluntary Shares, as the case may be, not convertible into whole Shares, which amounts shall be combined with Required Retainer Shares and Voluntary Shares, respectively, which are paid for the next following Plan Year. When whole Shares are issued by the Company to the Director on January 1, the amounts in such accounts shall be reduced by that amount which (when added to the Required Retainer Shares and Voluntary Shares for such Director for such quarter) results in the issuance of the maximum number of Shares to such Director. The Company shall pay any and all fees and commissions incurred in connection with the payment of Required Retainer Shares and Voluntary Shares to a Director in Shares.

             ARTICLE IV. DEFERRAL OF FEES, REQUIRED RETAINER SHARES
                              AND VOLUNTARY SHARES

     4.1 Deferral of Fees. A Director may elect to defer all or a specified percentage of his or her Fees, and may change such percentage by filing a Participation Agreement with the Administrator, which shall be effective as of the first day of the Plan Year which commences after the date such Participation Agreement is filed with the Administrator.

     4.2 Crediting of Deferred Fees. The portion of a Director's Fees that is deferred pursuant to a Deferral Commitment shall be credited promptly following each Plan Year to the Director's Deferred Fee Account as of the date the corresponding non-deferred portion of his or her Fees would have been paid to the Director.

     4.3 Deferral of Required Retainer Shares and Voluntary Shares. A Director may elect to defer all or a specified percentage of his or her Required Retainer Shares and his or her Voluntary Shares, and may change such percentage by filing a Participation Agreement with the Administrator, which shall be effective as of the first day of the Plan Year which commences after the date such Participation Agreement is filed with the Administrator.

     4.4 Crediting of Deferred Shares. The portion of a Directors Required Retainer Shares and Voluntary Shares that is deferred pursuant to a Deferral Commitment shall be credited promptly following each Plan Year to the Director's Deferred Share Account as of the date the corresponding non-deferred portion of his or her Required Retainer Shares and Voluntary Shares would have been issued to the Director.

     4.5 Withholding Taxes. If the Company is required to withhold any taxes or other amounts from a Director's Deferred Fees or Deferred Shares pursuant to any state, Federal or local law, such amounts shall, to the extent possible, be deducted from the Director's Fees or Required Retainer Shares or Voluntary Shares before such amounts are credited as described in Sections 4.2 and 4.4 above. Any additional withholding amount required shall be paid by the Director to the Company as a condition of crediting his or her Accounts.

                        ARTICLE V. DEFERRED FEE ACCOUNT

     5.1 Determination of Deferred Fee Account. On any particular date, a Director's Deferred Fee Account shall consist of the aggregate amount credited thereto pursuant to Section 4.2, plus any interest credited pursuant to Section 5.2, minus the aggregate amount of distributions, if any, made from such Deferred Fee Account.

     5.2 Crediting of Interest. Each Deferred Fee Account to which Fees have been credited in dollar amounts shall be increased by the amount of interest earned since the immediately preceding Accounting Date. Interest shall be credited at the Declared Rate as of each Accounting Date based on the average daily balance of the Director's Deferred Fee Account since the immediately preceding Accounting Date, but after the Deferred Fee Account has been adjusted for any contributions or distributions to be credited or deducted for such period. Interest for the period prior to the first Accounting Date applicable to a Deferred Fee Account shall be prorated.

     5.3 Adjustments to Deferred Fee Accounts. Each Director's Deferred Fee Account shall be immediately debited with the amount of any distributions under the Plan to or on behalf of the Director or, in the event of his or her death, his or her Beneficiary.

     5.4 Statements of Deferred Fee Accounts. As soon as practicable after the end of each Plan Year, a statement shall be furnished to each Director or, in the event of his or her death, to his or her Beneficiary showing the status of his or her Deferred Fee Account as of the end of the Accounting Period, any changes in such Account since the end of the immediately preceding Accounting Period, and such other information as the Administrator shall determine.

     5.5 Vesting of Deferred Fee Account. A Director shall be 100% vested in his or her Deferred Fee Account at all times.

                       ARTICLE VI. DEFERRED SHARE ACCOUNT

     6.1 Determination of Deferred Share Account. On any particular date, a Director's Deferred Share Account shall consist of the aggregate number of Deferred Shares credited thereto pursuant to Section 4.4, plus any dividend equivalents credited pursuant to Section 6.2, minus the aggregate amount of distributions, if any, made from such Deferred Share Account.

     6.2 Crediting of Dividend Equivalents. Each Deferred Share Account shall be credited as of the end of each Accounting Period with additional Deferred Shares equal in value to the amount of cash dividends paid by the Company during such Accounting Period on that number of Shares equivalent to the number of Deferred Shares in such Deferred Share Account during such Accounting Period. The dividend equivalents shall be valued by dividing the dollar value of such dividend equivalents by the Fair Market Value on the Accounting Date next following the dividend payment date. Until a Director or his or her Beneficiary receives his or her entire Deferred Share Account, the unpaid balance thereof credited in Deferred Shares shall be credited with dividend equivalents as provided in this Section 6.2.

     6.3 Adjustments to Deferred Share Accounts. Each Director's Deferred Share Account shall be immediately debited with the amount of any distributions under the Plan to or on behalf of the Director or, in the event of his or her death, his or her Beneficiary.

     6.4 Statements of Deferred Share Accounts. As soon as practicable after the end of each Plan Year, a statement shall be furnished to each Director or, in the event of his or her death, to his or her Beneficiary showing the status of his or her Deferred Share Account as of the end of the Accounting Period, any changes in such Account since the end of the immediately preceding Accounting Period, and such other information as the Administrator shall determine.

     6.5 Vesting of Deferred Share Account. A Director shall be 100% vested in his or her Deferred Share Account at all times.

                     ARTICLE VII. DISTRIBUTION OF BENEFITS

     7.1 Settlement Date. A Director, or in the event of such Director's death, his or her Beneficiary shall be entitled to all or a portion of the balance in such Director's Deferred Fee Account and Deferred Share Account, as provided in this Article VII, following such Director's Settlement Date or Dates.

     7.2 Amount to be Distributed. The amount to which a Director, or in the event of such Director's death, his or her Beneficiary is entitled in accordance with the following provisions of this Article VII shall be based on the Director's adjusted balances in his or her Deferred Fee Account and Deferred Share Account determined as of the Accounting Date coincident with or next following his or her Settlement Date or Dates.

     7.3 In-Service Distribution. A Director may irrevocably elect to receive a pre-termination distribution of all or any specified percentage of his or her Deferred Fees or Deferred Shares for any Plan Year on or commencing not earlier than the beginning of the third Plan Year following the Plan Year such Fees and Shares otherwise would have been payable. A Director's election of a pre-termination distribution shall be made in a Participation Agreement filed for the Plan Year as provided in Section 4.1 or Section 4.3. A Director shall elect irrevocably to receive such Deferred Fees and/or Deferred Shares as a pre-termination distribution under one of the forms provided in Section 7.4 or
Section 7.5.

     7.4 Form of Distribution -- Deferred Fees. As soon as practicable after the end of the Accounting Period in which a Director's Settlement Date occurs, but in no event later than thirty days following the end of such Accounting Period, the Company shall distribute or cause to be distributed, to the Director the balance of the Director's Deferred Fee Account as determined under Section 7.2, under one of the forms provided in this Section 7.4. Notwithstanding the foregoing, if elected by the Director, the distribution of all or a portion of the Director's Deferred Fee Account may be made or may commence at the beginning of the Plan Year next following his or her Settlement Date. In the event of a Director's death, the balance of his or her Deferred Fee Account shall be distributed to his or her Beneficiary in a lump sum.

     Distribution of a Director's Deferred Fee Account shall be made in one of the following forms as elected by the Director:

          (a) by payment in cash in a single lump sum;

          (b) by payment in cash in not greater than ten annual installments; or

          (c) a combination of (a) and (b) above. The Director shall designate the percentage payable under each option.

The Director's election of the form of distribution shall be made by written notice filed with the Administrator at least one year prior to the Director's voluntary retirement as a Director. Any such election may be changed by the Director at any time and from time to time without the consent of any other person by filing a later signed written election with the Administrator; provided that any election made less than one year prior to the Director's voluntary termination as a Director shall not be valid, and in such case payment shall be made in accordance with the Director's prior election.

     The amount of cash to be distributed in each installment shall be equal to the quotient obtained by dividing the Director's Deferred Fee Account balance as of the date of such installment payment by the number of installment payments remaining to be made to or in respect of such Director at the time of calculation.

     If a Director fails to make an election in a timely manner as provided in this Section 7.4, distribution shall be made in cash in a lump sum.

     7.5 Form of Distribution -- Deferred Shares. As soon as practicable after the end of the Accounting Period in which a Director's Settlement Date occurs, but in no event later than thirty days following the end of such Accounting Period, the Company shall distribute or cause to be distributed, to the Director a number of Shares equal to the number of Deferred Shares in the Director's Deferred Share Account as determined under Section 7.2, under one of the forms provided in this Section 7.5. Notwithstanding the foregoing, if elected by the Director, the distribution of all or a portion of the Director's Deferred Share Account may be made or may commence at the beginning of the Plan Year next following his or her Settlement Date. In the event of a Director's death, the number of Shares equal to the number of Deferred Shares in his or her Deferred Share Account shall be distributed to his or her Beneficiary in a single distribution.

     Distribution of a Director's Deferred Share Account shall be made in one of the following forms as elected by the Director:

          (a) by payment in Shares or cash in a single distribution;

          (b) by payment in Shares or cash in not greater than ten annual installments; or

          (c) a combination of (a) and (b) above. The Director shall designate the percentage payable under each option.

The Director's election of the form of distribution shall be made by written notice filed with the Administrator at least one year prior to the Director's voluntary retirement as a Director. Any such election may be changed by the Director at any time and from time to time without the consent of any other person by filing a later signed written election with the Administrator; provided that any election made less than one year prior to the Director's voluntary termination as a Director shall not be valid, and in such case payment shall be made in accordance with the Director's prior election.

     The number of Shares to be distributed in each installment shall be equal to the quotient obtained by dividing the number of Deferred Shares in the Director's Deferred Share Account as of the date of such installment payment by the number of installment payments remaining to be made to or in respect of such Director at the time of calculation. Fractional Shares shall be rounded down to the nearest whole Share, and such fractional amount shall be re-credited as a fractional Deferred Share in the Director's Deferred Share Account.

     If a Director elects payment in a single distribution in cash, the amount of the payout shall be equal to the Fair Market Value of the Deferred Shares in the Director's Deferred Share Account on the Settlement Date. If such Director elects payout in installments in cash, an amount equal to the Fair Market Value of the Deferred Shares in the Director's Deferred Share Account on the Settlement Date shall be transferred to the Director's Deferred Fee Account pending distribution.

     If a Director fails to make an election in a timely manner as provided in this Section 7.5, distribution of the Director's Deferred Share Account shall be made in Shares in a single distribution.

     7.6 Special Distributions.  Notwithstanding any other provision of this
Article VII, a Director may elect to receive a distribution of part or all of his or her Deferred Fee Account and/or Deferred Share Account in one or more distributions if (and only if) the amount in the Director's Deferred Fee Account and/or the number of the Shares in the Director's Deferred Share Account subject to such distribution is reduced by 10 percent. Any distribution made pursuant to such an election shall be made within sixty days of the date such election is submitted to the Administrator. The remaining 10 percent of the portion of the electing Director's Deferred Fee Account and/or Deferred Share Account subject to such distribution shall be forfeited.

     7.7 Beneficiary Designation. As used in the Plan the term "Beneficiary" means:

          (a) The person last designated as Beneficiary by the Director in writing on a form prescribed by the Administrator;

          (b) If there is no designated Beneficiary or if the person so designated shall not survive the Director, such Director's spouse; or

          (c) If no such designated Beneficiary and no such spouse is living upon the death of a Director, or if all such persons die prior to the distribution of the Director's balance in his or her Deferred Fee Account and Deferred Share Account, then the legal representative of the last survivor of the Director and such persons, or, if the Administrator shall not receive notice of the appointment of any such legal representative within one year after such death, the heirs-at-law of such survivor shall be the Beneficiaries to whom the then remaining balance of such Accounts shall be distributed (in the proportions in which they would inherit his or her intestate personal property).

Any Beneficiary designation may be changed from time to time by the filing of a new form. No notice given under this Section 7.7 shall be effective unless and until the Administrator actually receives such notice.

     7.8 Facility of Payment. Whenever and as often as any Director or his or her Beneficiary entitled to payments hereunder shall be under a legal disability or, in the sole judgment of the Administrator, shall otherwise be unable to apply such payments to his or her own best interests and advantage, the Administrator in the exercise of its discretion may direct all or any portion of such payments to be made in any one or more of the following ways: (i) directly to him or her; (ii) to his or her legal guardian or conservator; or (iii) to his or her spouse or to any other person, to be expended for his or her benefit; and the decision of the Administrator, shall in each case be final and binding upon all persons in interest.

            ARTICLE VIII. ADMINISTRATION, AMENDMENT AND TERMINATION

     8.1 Administration. The Plan shall be administered by the Administrator. The Administrator shall have such powers as may be necessary to discharge its duties hereunder. The Administrator may, from time to time, employ, appoint or delegate to an agent or agents (who may be an officer or officers of the Company) and delegate to them such administrative duties as it sees fit, and may from time to time consult with legal counsel who may be counsel to the Company. The Administrator shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided under the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan. No member of the Administrator shall act in respect of his or her own Deferred Fee Account or his or her own Deferred Share Account. All decisions and determinations by the Administrator shall be final and binding on all parties. No member of the Administrator shall be liable for any such action taken or determination made in good faith. All decisions of the Administrator shall be made by the vote of the majority, including actions and writing taken without a meeting. All elections, notices and directions under the Plan by a Director shall be made on such forms as the Administrator shall prescribe.

     8.2 Amendment and Termination. The Board may alter or amend this Plan from time to time or may terminate it in its entirety; provided, however, that no such action shall, without the consent of a Director, affect the rights in any Shares issued or to be issued to such Director, in any Deferred Shares in a Director's Deferred Share Account or in any amounts in a Director's Deferred Fee Account; and further provided, that, without further approval by the shareholders of the Company no such action shall (a) increase the total number of Shares available for issuance under this Plan specified in Article X or (b) otherwise cause Rule 16b-3 to become inapplicable to this Plan.

                       ARTICLE IX. FINANCING OF BENEFITS

     9.1 Financing of Benefits. The Shares and benefits payable in cash under the Plan to a Director or, in the event of his or her death, to his or her Beneficiary shall be paid by the Company from its general assets. The right to receive payment of the Shares and benefits payable in cash represents an unfunded, unsecured obligation of the Company. No person entitled to payment under the Plan shall have any claim, right, security interest or other interest in any fund, trust, account, insurance contract, or asset of the Company which may be responsible for such payment.

     9.2 Security for Benefits. Notwithstanding the provisions of Section 9.1, nothing in this Plan shall preclude the Company from setting aside Shares or funds in trust ("Trust") pursuant to one or more trust agreements between a trustee and the Company. However, no Director or Beneficiary shall have any secured interest or claim in any assets or property of the Company or the Trust and all Shares or funds contained in the Trust shall remain subject to the claims of the Company's general creditors.

                       ARTICLE X. SHARES SUBJECT TO PLAN

     10.1 Shares Subject to Plan. Subject to adjustment as provided in this Plan, the total number of Shares which may be issued under this Plan shall be 50,000.

     10.2 Adjustments. In the event of any change in the outstanding Shares by reason of (a) any stock dividend, stock split, combination of shares, recapitalization or any other change in the capital structure of the Company,
(b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing, the number and kind of shares specified in Article III, the number or kind of Shares that may be issued under the Plan as specified in Article X and the number of Deferred Shares in a Director's Deferred Share Account shall automatically be adjusted so that the proportionate interest of the Directors shall be maintained as before the occurrence of such event. Such adjustment shall be conclusive and binding for all purposes with respect to the Plan.

                            ARTICLE XI. PRIOR PLANS

     11.1 1992 Incentive Equity Plan. No further options shall be issued to the Directors under Section 8 of the Company's 1992 Incentive Equity Plan on or after July 1, 1996.

     11.2 Plan for Deferred Payment of Director's Fees. Upon the approval of this Plan by the shareholders of the Company, the Prior Plan shall be discontinued, except that any amount remaining payable to former Directors in the Prior Plan shall be paid in accordance with its terms. Participants in the Prior Plan who are currently Directors shall be covered by this Plan and the bookkeeping entries representing Shares theretofore credited to the account of any current Director in the Prior Plan prior to such discontinuance shall be transferred to a Deferred Share Account for such Director. Any deferral election by a Director in force under the Prior Plan shall continue in effect in accordance with its terms.

                        ARTICLE XII. GENERAL PROVISIONS

     12.1 Interests Not Transferable; Restrictions on Shares and Rights to Shares. No rights to Shares or other benefits payable in cash shall be assigned, pledged, hypothecated or otherwise transferred by a Director or any other person, voluntarily or involuntarily, other than (i) by will or the laws of descent and distribution, or (ii) pursuant to a domestic relations order meeting the definition of a qualified domestic relations order under the Code. No person shall have any right to commute, encumber, pledge or dispose of any other interest herein or right to receive payments hereunder, nor shall such interests or payments be subject to seizure, attachment or garnishment for the payments of any debts, judgments, alimony or separate maintenance obligations or be transferable by operation of law in the event of bankruptcy, insolvency or otherwise, all payments and rights hereunder being expressly declared to be nonassignable and nontransferable.

     12.2 Governing Law. The provisions of this Plan shall be governed by and construed in accordance with the laws of the State of Ohio.

     12.3 Withholding Taxes. To the extent that the Company is required to withhold Federal, state or local taxes in connection with any component of a Director's compensation in cash or Shares, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of any Shares that the Director make arrangements satisfactory to the Company for the payment of the balance of such taxes required to be withheld, which arrangement may include relinquishment of the Shares. The Company and a Director may also make similar arrangements with respect to payment of any other taxes derived from or related to the payment of Shares with the respect to which withholding is not required.

     12.4 Rule 16b-3. This Plan is intended to comply with Rule 16b-3 as in effect prior to May 1, 1991. The Administrator may, however, elect at any time to have some other version of Rule 16b-3 apply if permitted by applicable law. If at any time Rule 16b-3 as promulgated on February 8, 1991 or at any later date shall become applicable to the Plan, if necessary for acquisition of Shares under the Plan to continue to be exempt under Rule 16b-3, no election to have Fees paid in Shares shall become effective pursuant to
Section 3.2(b) hereof until 6 months after such election is made. In addition, the Board may make such other changes in the terms or operation of the Plan as may then be necessary or appropriate to comply with such Rule, including, without limitation, by eliminating any restriction originally included in the Plan to comply with Rule 16b-3 that may no longer be required. Without limiting the generality of the foregoing, the Board may change the number of Restricted Shares to be awarded under Section 3.1 from time to time if such change would not cause Directors participating in the Plan to cease to be "disinterested persons" within the meaning of Rule 16b-3, and the Board may provide for annual election of Voluntary Shares pursuant to Section 3.2 if such election would be permitted by Rule 16b-3.

     12.5 Miscellaneous. Headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions thereof. The use of the singular shall also include within its meaning the plural, and vice versa.

                                                  CLEVELAND-CLIFFS INC

                                                       NOTICE OF
                                                     ANNUAL MEETING
                                                    OF SHAREHOLDERS
                                                     TO BE HELD ON
                                                      MAY 14, 1996
                                                          AND
                                                    PROXY STATEMENT

                                  CLEVELAND-CLIFFS INC
 PROXY          18TH FLOOR DIAMOND BUILDING - CLEVELAND, OHIO 44114-2589
 COMMON
 SHARES        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

             The undersigned hereby appoints E. B. Jones, J. H. Wade and A.
             W. Whitehouse, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote all of Cleveland-Cliffs Inc Common Shares held of record by the undersigned on March 18, 1996, at the Annual Meeting of Shareholders to be held on May 14, 1996, or at any adjournment or adjournments thereof, as follows:

                         Election of Directors, Nominees:

                         R. C. Cambre, R. S. Colman, J. D. Ireland III, G. F. Joklik, E. B. Jones,
                         L. L. Kanuk, F. R. McAllister, J. C. Morley, M. T. Moore, S. B. Oresman,
                         A. Schwartz, J. H. Wade, A. W. Whitehouse.

    YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER; IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 INCLUSIVE. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                     (TO BE SIGNED AND DATED ON OTHER SIDE)




                                                                SEE REVERSE
                                                                   SIDE

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
        X   PLEASE MARK YOUR
            VOTES AS IN THIS
            EXAMPLE.

[CAPTION]

1. ELECTION OF                     2. APPROVAL OF THE                            3. RATIFICATION OF THE
   DIRECTORS    FOR     WITHHELD      CLEVELAND-CLIFFS INC                          APPOINTMENT OF
   (see reverse)                      NONEMPLOYEE         FOR   AGAINST   ABSTAIN   ERNST & YOUNG LLP AS   FOR   AGAINST     ABSTAIN
                                      DIRECTORS                                     INDEPENDENT PUBLIC
                                      COMPENSATION PLAN                             ACCOUNTANTS

For, except vote withheld
from the following
nominee(s):
------------------------------                                                      IN THEIR DISCRETION, THE
                                                                                    PROXIES ARE
                                                                                    AUTHORIZED TO VOTE UPON
                                                                                    SUCH OTHER
                                                                                    BUSINESS AS MAY PROPERLY
                                                                                    COME BEFORE THE MEETING.

                                                                                    NOTE: Please sign exactly
                                                                                    as name appears hereon.
                                                                                    When signing as attorney,
                                                                                    executor, administrator,
                                                                                    trustee or guardian,
                                                                                    please give full title as
                                                                                    such and if signing for a
                                                                                    corporation please give
                                                                                    your title. When
                                                                                    shares are in the names of
                                                                                    more than one person, each
                                                                                    should sign.



     SIGNATURE(S)                                                DATE     , 1996
     SIGNATURE(S)                                                DATE     , 1996
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